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                                                                 [EXHIBIT 8(JJ)]

   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT AMONG PIONEER VARIABLE CONTRACTS TRUST, ML LIFE INSURANCE COMPANY OF NEW YORK, PIONEER INVESTMENT MANAGEMENT,
                    INC. AND PIONEER FUNDS DISTRIBUTOR, INC.

         THIS AMENDMENT, dated as of the April 14, 2006, by and among Pioneer Variable Contracts Trust, a Delaware business trust (the "Trust"), ML Life Insurance Company of New York, a New York life insurance company (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), Pioneer Investment Management, Inc., a Delaware corporation ("PIM") and Pioneer Funds Distributor, Inc. ("PFD"), a corporation organized under the laws of The Commonwealth of Massachusetts. PIM and PFD are members of the UniCredito Italiano banking group, register of banking groups.


                                   WITNESSETH:

         WHEREAS, the Trust, the Company, PIM and PFD heretofore entered into a Participation Agreement dated March 1, 2005, (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

         WHEREAS, the Trust, the Company, PIM and PFD desire to amend Schedule(s) A and B to the Agreement in accordance with the terms of the Agreement.

         NOW, THEREFORE, in consideration of the above premises, the Trust, the Company, PIM and PFD hereby agree:

         1. Amendment. (a) Schedule A to this Agreement is amended in its entirety and is replaced by the Schedule A attached hereto.

                  (b) Section 2. Administrative Service Fees set forth in Schedule B to this Agreement is hereby amended in its entirety and replaced by the following:

2. Administrative Service Fees

For the administrative services set forth above, PIM or any of its affiliates shall pay a servicing fee based on the annual rate of 0.20% of the average aggregate net daily assets invested in the Class I Shares of the Portfolios and 0.20% of the average aggregate net daily assets invested in the Class II Shares of the Portfolios, with the exception of Pioneer High Yield VCT Class II and Pioneer Small Cap Value VCT Class II for which PIM or any of its affiliates shall pay a servicing fee based on the annual rate of 0.15% of the average aggregate net daily assets invested in the Class II shares of the Portfolios, through the Accounts at the end of each calendar quarter. Such payments will be made to the Company within thirty (30) days after the end of each calendar quarter. Such fees shall be paid quarterly in arrears. Each



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payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company. The Company will calculate the asset balance on each day on which the fee is to be paid pursuant to this Agreement with respect to each Portfolio for the purpose of reconciling its calculation of average aggregate net daily assets with PIM's calculation. Annually (as of December 31) or upon reasonable request of PIM, Company will provide PIM a statement showing the number of subaccounts in each Class of Shares of each Portfolio as of the most recent calendar quarter end.


         2. Effectiveness. The amended Schedule(s) A and B of the Agreement shall be effective as the date hereof.

         3. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

         4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.


                     (Signatures located on following page)


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         IN WITNESS WHEREOF, the Trust, the Company, PIM and PFD have caused the
Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


                                    ML LIFE INSURANCE COMPANY OF NEW YORK

                                    By its authorized officer,

                                    By:
                                        ----------------------------------------
                                        Kirsty Lieberman, VP & Sr. Counsel
                                    Date:

                                    PIONEER VARIABLE CONTRACTS TRUST, on behalf of the Portfolios

                                    By its authorized officer and not
                                    individually,

                                    By:
                                        ----------------------------------------
                                    Date:

                                    PIONEER INVESTMENT MANAGEMENT, INC.

                                    By its authorized officer,

                                    By:
                                        ----------------------------------------
                                    Date:

                                    PIONEER FUNDS DISTRIBUTOR, INC.

                                    By its authorized officer,

                                    By:
                                        ----------------------------------------
                                    Date:


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                                   SCHEDULE A


                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

               NAME OF SEPARATE                                                                        PORTFOLIOS AND
               ACCOUNT AND DATE                             CONTRACTS FUNDED                           CLASS OF SHARES
       ESTABLISHED BY BOARD OF DIRECTORS                   BY SEPARATE ACCOUNT                     AVAILABLE TO CONTRACTS
============================================= =========================================== =======================================
ML OF NEW YORK VARIABLE ANNUITY SEPARATE      ML-NY-VA-010                                          AS OF MARCH 1ST, 2005:
ACCOUNT A                                     MERRILL LYNCH INVESTORS CHOICE FLEXIBLE
                                              PREMIUM VARIABLE ANNUITY                               PIONEER HIGH YIELD VCT
                                                                                                       PORTFOLIO (CLASS II)

                                                                                                   PIONEER FUND VCT PORTFOLIO
                                                                                                           (CLASS II)

                                                                                                  PIONEER SMALL CAP VALUE VCT
                                                                                                       PORTFOLIO (CLASS II)

                                                                                                      AS OF MAY 1, 2006:

                                                                                                  PIONEER EMERGING MARKETS VCT
                                                                                                       PORTFOLIO (CLASS II)